Exhibit 99.1

AEye’s CEO Issues Letter to Stockholders

PLEASANTON, Calif. – September 9, 2026 – AEye, Inc. (Nasdaq: LIDR), a global leader in software-defined, high-performance lidar solutions, today issued a letter to stockholders. The full text of the letter follows:

Dear Fellow Stockholders,

In the time since my last letter, AEye has experienced significant progress marked by accelerating commercial momentum and expansion into entirely new markets. Our commercial pipeline again has reached a record level, with more programs advancing from initial evaluations into paid deployments and repeat orders across key verticals. We also are benefiting from greater diversification of demand – spanning aerospace & defense, automotive, trucking, ITS, and now space mobility and sports analytics – as customers continue to validate Apollo™ in real-world conditions.

Key members of the management team and I retain major positions in AEye. Our success, like yours, is aligned with the Company’s – so I am especially pleased to share our most significant recent achievements below:

●	Multi-Million-Dollar Contract Secured: Lunar Outpost has entered into a binding, multi-million-dollar financial commitment with AEye, ultimately backed by NASA funding, to deploy Apollo™ on its Pegasus Lunar Terrain Vehicle, which is designed to transport Artemis astronauts across the lunar surface. The lunar environment represents the most demanding proving ground any sensor can face, and this selection again highlights to the market how our robust, software-defined solution creates confidence in scenarios where the sensor must be adjusted for evolving mission parameters, even when it’s been launched into space and cannot be physically accessed.

●	New Development Contract in Sports Analytics: Alive3D selected Apollo™ for next-generation sports analytics, extending our software-defined platform into an entirely new commercial category and reinforcing the breadth of applications our architecture can address as we build toward broader adoption.

●	Commercial Leadership: We appointed Laura Wrisley as Chief Revenue Officer, bringing more than two decades of commercial leadership in lidar, data transport, and autonomous robots to scale our go-to-market execution and convert our growing pipeline into repeatable revenue.

●	Defense Momentum: Defense remains our most active vertical, with engagements doubling quarter-over-quarter. Our lead defense customer placed its third consecutive paid order, and our partnership with SynTech continues to expand Apollo’s™ international reach.

●	Automotive and Trucking Progress: We remain active in multiple OEM Level 3 and Level 4 evaluations and signed an MOU with MoveAWheeL to combine Apollo’s™ long-range detection with acoustic road-surface friction sensing, improving ADAS and autonomous performance in adverse weather.

●	ITS Deployment: OPTIS™ continues to move into deployment, with our live smart intersection in the Bay Area remaining operational alongside multiple installations in and around Detroit.

●	NVIDIA Ecosystem Validation: Apollo™ was validated on NVIDIA DRIVE AGX Thor™, positioning AEye as a sensor partner in the NVIDIA DRIVE Hyperion Ecosystem and reducing integration risk for OEMs and Tier 1 suppliers building on the NVIDIA DRIVE platform.

●	Record Commercial Engagement: Commercial activity reached its highest level in Company history, with 25 customers now taking revenue-generating shipments – a 19% increase since Q1 results – and engagements and quotes are up over 25% and approximately 40% quarter-over-quarter, respectively. Revenue grew approximately nine-fold year-over-year and roughly doubled sequentially, marking our fourth consecutive quarter of growth, with first-half 2026 revenue already exceeding full-year 2025.

●	Strong Financial Position: We have a substantial cash position and virtually debt free balance sheet, which we believe provides ample resources for the next wave of customer conversions and beyond.

These achievements reflect a broader shift underway in our business: from paid evaluations toward recurring commercial agreements, and from a single revenue source toward multiple, including contract award and contract development revenue. We believe this transition, combined with our expanding pipeline, positions us to convert sustained commercial interest into durable revenue growth.

Looking Ahead

I am proud of how our team continues to convert technology leadership into commercial results, extending Apollo’s™ reach into new verticals while deepening engagement in our core markets. It has been exciting to see Lunar Outpost and Alive3D emerge as our first lead customers from this record pipeline after many months of joint development – this is new technology, and customer integration takes time. You can expect more commercial deals to materialize in the back half of this year, as well as more announcements about key engagements entering the pipeline, positioning us for continued revenue growth in 2027.

AEye sits at the center of the physical AI opportunity, a market Barclays sizes at up to $1 trillion by 2035, and our software-defined architecture allows us to meet the demands of that market without redesigning our hardware for every new application. Looking ahead, our priorities remain clear:

●	Converting our record pipeline of engagements and quotes into revenue-generating customer relationships.

●	Extending Apollo™, STRATOS™, and OPTIS™ into additional high-value verticals.

●	Deepening automotive OEM engagement through Apollo’s™ unique software-defined, behind-the-windshield form factor.

●	Scaling production responsibly through our capital-light manufacturing partnership with LITEON.

●	Maintaining disciplined financial and operational execution.

AEye’s leadership team and Board remain focused on strategic execution and the long-term success of the Company. We are building a business designed to scale, grounded in our capital-light model, operational discipline, and products that deliver meaningful, real-world impact across an expanding set of industries. This expansion, from defense to sports analytics, validates the same underlying thesis driving every new vertical we enter: when performance and programmability matter most, Apollo™ wins.

Thank you for your continued confidence in AEye, and in our vision of building the sensing platform that powers the physical AI era.

Sincerely,

Matt Fisch

Chairman and Chief Executive Officer

About AEye, Inc.

AEye offers a suite of unique software-defined lidar solutions that address a wide range of real-world needs including advanced driver-assistance, vehicle autonomy, smart infrastructure, security, defense, and logistics applications. AEye’s flagship product, Apollo™, has been widely recognized for its small form factor and its ability to detect objects at up to one kilometer. In addition to Apollo™, AEye also offers STRATOS™ with the ability to detect objects at up to one-and-a-half kilometers as well as a full-stack solution through its OPTIS™ platform. OPTIS™ provides a complete system that captures a high-resolution 3D image of the world, interprets it, and provides direction to act upon what it sees in real time.

Forward-Looking Statements

Certain statements included in this letter that are not historical facts are forward-looking statements within the meaning of the federal securities laws, including the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are sometimes accompanied by words such as “believe,” “continue,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “position,” “predict,” “plan,” “may,” “should,” “will,” “would,” “potential,” “seem,” “seek,” “outlook,” and similar expressions that predict or indicate future events or trends, or that are not statements of historical matters. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward-looking statements included in this letter include, without limitation, statements about the conversion of AEye’s pipeline of commercial engagements, evaluations, and quotes into revenue-generating customer relationships and recurring commercial agreements, the anticipated timing of additional commercial deals in the second half of 2026 and continued revenue growth in 2027, the planned deployment of Apollo™ on Lunar Outpost’s Pegasus Lunar Terrain Vehicle and the anticipated availability of NASA funding in connection therewith, the expected benefits of AEye’s development contract with Alive3D, its MOU with MoveAWheeL, its partnership with SynTech, and its participation in the NVIDIA DRIVE Hyperion Ecosystem, anticipated deployments of the OPTIS™ platform and the extension of Apollo™, STRATOS™, and OPTIS™ into additional verticals, AEye’s ability to scale production through its manufacturing partnership with LITEON, the sufficiency of AEye’s cash position to fund future customer conversions and operations, the anticipated performance and capabilities of AEye’s products, including Apollo™, STRATOS™, and the OPTIS™ platform, the benefits and advantages of AEye’s products and technologies, and the size and growth of the markets in which AEye operates, among others. These statements are based on various assumptions, whether or not identified in this letter. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by an investor as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are very difficult or impossible to predict and will differ from the assumptions. Many actual events and circumstances are beyond the control of AEye. Many factors could cause actual future events to differ from the forward-looking statements in this letter, including but not limited to: (i) the risks that AEye’s products, including Apollo™ and STRATOS™, may not achieve their anticipated detection ranges or other performance specifications, or achieve commercialization or market acceptance, to the extent or in the time frame anticipated, or at all; (ii) the risks that AEye’s commercial engagements, evaluations, and quotes may not convert into binding orders, paid deployments, or recurring revenue, to the extent or in the time frame anticipated, or at all; (iii) the risks that programs dependent on government funding, including the deployment of Apollo™ on the Pegasus Lunar Terrain Vehicle, may be delayed, reduced in scope, modified, or terminated, or that anticipated government funding may not be appropriated or made available; (iv) the risks that market conditions may create delays in the demand for commercial lidar products beyond AEye’s expectations, if at all; (v) the risks that lidar adoption occurs slower than anticipated or fails to occur at all; (vi) the risks that AEye’s products may not meet the diverse range of performance and functional requirements of target markets and customers; (vii) the risks that AEye’s products may not function as anticipated by AEye, or by target markets and customers; (viii) the risks that AEye may not be in a position to adequately or timely address either the near or long-term opportunities that may or may not exist in the evolving autonomous transportation industry; (ix) the risks associated with AEye’s reliance on third parties, including its manufacturing partnership with LITEON and its channel and integration partners; (x) the risks that laws and regulations are adopted impacting the use of lidar that AEye is unable to comply with, in whole or in part; (xi) the risks associated with changes in competitive and regulated industries in which AEye operates, variations in operating performance across competitors, and changes in laws and regulations affecting AEye’s business; (xii) the risks that AEye is unable to adequately implement its business plans, forecasts, and other expectations, and identify and realize additional opportunities; (xiii) the risks that AEye may require additional capital to support its business plans and growth; and (xiv) the risks of economic downturns and a changing regulatory landscape in the highly competitive and evolving industry in which AEye operates. These risks and uncertainties may be amplified by current or future global conflicts and current and potential trade restrictions, trade tensions, and tariffs, all of which continue to cause economic uncertainty. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the periodic report that AEye has most recently filed with the U.S. Securities and Exchange Commission, or the SEC, and other documents filed by AEye or that will be filed by AEye from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. This letter also contains estimates and other information concerning AEye’s industry and target markets, including projections of market size and growth, that are based on reports and estimates prepared by third parties; this information involves a number of assumptions and limitations, and AEye has not independently verified the accuracy or completeness of such information. Forward-looking statements speak only as of the date they are made. There may be additional risks that AEye does not presently know or that AEye currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements.

Investors are cautioned not to put undue reliance on forward-looking statements; AEye assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. AEye gives no assurance that AEye will achieve any of its expectations.

Contacts

Investor Relations

AEye, Inc. Investor Relations
info@aeye.ai
925-400-4366

Keaton Olsen
lidrir@allianceadvisors.com

Media Relations

Alliance Advisors IR
Aayushi
media@allianceadvisors.com

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